UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008
HERBALIFE LTD.
(Exact name of registrant as specified in its charter)

Cayman Islands (State or other jurisdiction of incorporation)	1-32381 (Commission File Number)	98-0377871 (I.R.S. Employer Identification Number)
PO Box 309 GT, Ugland House
South Church Street, Grand Cayman
Cayman Islands
(Address of principal executive offices)
Registrant’s telephone number, including area code:      c/o (310) 410-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 10.4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
Employment Agreement of Gregory L. Probert
On April 4, 2008, Herbalife International of America, Inc. (the “Company”), a subsidiary of Herbalife, Ltd. (“Parent”), entered into an amendment (the “Amendment”) to the employment agreement with Gregory L. Probert, dated as of October 12, 2006, pursuant to which Mr. Probert serves as the President and Chief Operating Officer of the Company. The Amendment modifies certain provisions relating to Mr. Probert’s salary, bonus, equity awards and long-term incentives.
Pursuant to the Amendment, Mr. Probert will receive an annual salary of $960,000 and subsequent increases to the Chief Executive Officer’s salary will no longer affect Mr. Probert’s salary. In addition, Mr. Probert will be entitled to receive an annual target bonus of up to 125% of his base salary for the year in question, with a maximum bonus of 250% of his base salary, based on the Company’s achievement of certain targets set annually by the Compensation Committee of the Board of Directors. In consideration for entering into the Amendment, Mr. Probert also received grants of performance-based stock appreciation rights (the “2008 SARs”) and time-based restricted stock units (the “2008 RSUs”) (see below for a more detailed description of these equity awards).
The foregoing summary is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and a copy of which is attached hereto as Exhibit 10.1.
Equity Awards to Gregory L. Probert
In accordance with the terms of the Herbalife Ltd. 2005 Stock Incentive Plan (the “Plan”), in connection with the execution of the Amendment, on April 4, 2008, Mr. Probert received an award of 81,550 restricted stock units (“RSUs”) and two separate stock appreciation right awards (“SARs”) covering a total of 290,740 of Parent’s common shares. These awards contain vesting and other provisions substantially identical to those award to Mr. Johnson on March 27, 2008 and described above.
As with Mr. Johnson’s RSU award, each RSU represents the right to receive one share of Parent’s common shares, subject to the vesting and other conditions of a Stock Unit Award Agreement entered into between Parent and Mr. Probert. Under the Stock Unit Award Agreement, thirty percent of Mr. Probert’s RSUs will vest on each of April 4, 2009, 2010 and 2011. The remaining ten percent of the RSUs will vest on April 4, 2012. All such vesting is subject to Mr. Probert’s continuing employment with the Company through each vesting date. To the extent unvested, these RSUs are also subject to full vesting acceleration upon the occurrence of a Change of Control (as defined in the Plan) or upon Mr. Probert’s death or Disability. Unvested RSUs are also subject to partial vesting acceleration (on the terms set forth in the Stock Unit Award Agreement) in the event that Mr. Probert’s employment is terminated by the Company without Cause or by Mr. Probert for Good Reason.
As with Mr. Johnson’s SAR awards, each SAR represents the right to receive upon exercise a payment from Parent in common shares equal to the difference between the value of Parent’s common shares on the date of exercise over the base price of the SARs, subject to the conditions set forth in Stock Appreciation Right Award Agreements entered into between Parent and Mr. Probert. The base price for Mr. Probert’s SARs is $50.00, the closing price of Parent’s common shares on the New York Stock Exchange on April 4, 2008, the date the SARs were granted.
Mr. Probert’s SARs are scheduled to vest and become exercisable on April 4, 2012, subject to his continued employment through that date and the achievement by Parent of certain performance-based vesting criteria related to Parent’s common shares. Of Mr. Probert’s SARs, 139,160 will only vest and become exercisable on April 4, 2012 if, prior to that date, the closing price of Parent’s common shares on the New York Stock Exchange exceeds $67.33 for a period of 30 consecutive trading days. The remaining 151,580 of Mr. Probert’s SARs will only vest and become exercisable on April 4, 2012 if, prior to that date, the closing price of Parent’s common shares on the New York Stock Exchange exceeds $80.43 for a period of 30 consecutive trading days. These SARs are subject to full vesting acceleration upon the occurrence prior to April 4, 2012 of a Change of Control or a termination of Mr. Probert’s employment by the Company without Cause, by Mr. Probert for Good Reason or as a result of Mr. Probert’s death or Disability, in each case, subject to the achievement by the Company prior to such event (or, with respect to a Change of Control, as a result of such event) of an alternate price performance target. For 139,160 of Mr. Probert’s SARs, this alternate price performance target will be achieve if the closing price of Parent’s common shares on the New York Stock Exchange exceeds $55.64 for a period of 30 consecutive trading days. For 151,580 of Mr. Probert’s SARs, this alternate price performance target will be achieved if the closing price of Parent’s common shares on the New York Stock Exchange exceeds $60.82 for a period of 30 consecutive trading days.
In general, Mr. Probert’s SARs will terminate on April 4, 2015, subject to earlier termination on the terms and conditions set forth in the Stock Appreciation Right Award Agreements following a termination of Mr. Probert’s employment with the Company.
The foregoing summary is qualified in its entirety by reference to the complete text of the Stock Unit and Stock Appreciation Right Award Agreements, which are incorporated herein by reference and copies of which are attached hereto as Exhibits 10.2, 10.3 and 10.4.
Item 9.01 Financial Statements and Exhibits
(d)	Exhibits

Exhibit	Description of Exhibit
10.1	Amendment No. 1 to Employment Agreement by and between Herbalife International of America, Inc. and Gregory L. Probert, dated April 4, 2008.

10.2	Stock Unit Award Agreement by and between Herbalife Ltd. and Gregory L. Probert, dated April 4, 2008.

10.3	Stock Appreciation Right Award Agreement by and between Herbalife Ltd. and Gregory L. Probert, dated April 4, 2008.

10.4	Stock Appreciation Right Award Agreement by and between Herbalife Ltd. and Gregory L. Probert, dated April 4, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: April 8, 2008

HERBALIFE LTD.
By:	/s/ Richard Strulson
Richard Strulson
Senior Vice President, Counsel